EXHIBIT 10.3
STOCK PLEDGE AGREEMENT

This STOCK PLEDGE AGREEMENT (this (“Agreement”) is made this 18th day of March, 2010 by and between SILICON VALLEY BANK, a California corporation with a loan production office located at 380 Interlocken Crescent, Suite 600, Broomfield, Colorado 80021  (“Bank”), and WIRELESS RONIN TECHNOLOGIES, INC. (“Pledgor”), with offices located at 5929 Baker Road, Suite 475, Minneapolis, Minnesota 55345.

RECITALS

Bank proposes to make certain loans to Pledgor, a Minnesota corporation pursuant to a Loan and Security Agreement dated as of even date herewith (the “Loan Agreement”).  To secure the Obligations, as defined in the Loan Agreement, Pledgor has agreed to pledge to Bank one hundred percent (100%) of the outstanding capital stock of each Subsidiary listed on Exhibit A hereto (the “Pledged Subsidiaries”), in each case in which Pledgor now owns or hereafter acquires an interest (collectively, the “Shares”).  The current issued and outstanding Shares are also listed on Exhibit A hereto.  Any capitalized terms used without definition herein shall have the meanings assigned to them in the Loan Agreement.

NOW, THEREFORE, Pledgor and Bank agree as follows:

1.           Pledge of Securities.

A.           Pledgor hereby pledges, assigns and delivers to Bank and grants to Bank a security interest in the Shares, together with all proceeds and substitutions thereof, all cash, stock and other moneys and property paid thereon, all rights to subscribe for securities declared or granted in connection therewith, and all other cash and noncash proceeds of the foregoing (all hereinafter called the “Pledged Collateral”), as security for the prompt performance of all of the Obligations, as defined in the Loan Agreement, and Pledgor’s obligations hereunder.

B.           The term “Pledged Collateral” shall also include any securities, instruments or distributions of any kind issuable, issued or received by Pledgor upon conversion of, in respect of, or in exchange for any other Pledged Collateral, including, but not limited to, those arising from a stock dividend, stock split, reclassification, reorganization, merger, consolidation, sale of assets or other exchange of securities or any dividends or other distributions of any kind upon or with respect to the Pledged Collateral.

C.           The certificate or certificates for the securities included in the Pledged Collateral (if such securities are certificated), accompanied by an instrument of assignment duly executed in blank by Pledgor, have been, or will be immediately upon the subsequent receipt thereof by Pledgor, delivered by Pledgor to Bank.  To the extent such securities are uncertificated, Pledgor hereby acknowledges and agrees that such securities shall only be certificated after prior written notice has been provided to Bank, and upon such certification, such securities shall promptly be delivered to Bank, accompanied by an instrument of assignment duly executed in blank by Pledgor.  Pledgor shall cause the books of each Pledged Subsidiary to reflect the pledge of the Shares.  Upon the occurrence and during the continuance of an Event of Default hereunder, Bank may effect the transfer of any securities included in the Pledged Collateral into the name of Bank and cause new certificates representing such securities to be issued in the name of Bank.  Pledgor will execute and deliver such documents, and take or cause to be taken such actions, as Bank may reasonably request to perfect or continue the perfection of Bank’s security interest in the Pledged Collateral.

D.           Pledgor agrees to execute any further instruments and take further action as Bank reasonably requests to perfect or continue Bank’s Lien in the Pledged Collateral or to effect the purposes of this Agreement.

2.           Representations, Warranties and Covenants.  Pledgor represents and warrants to and covenants with Bank that:

A.           The Pledged Collateral is owned by Pledgor free and clear of any security interests, liens or encumbrances, subject to applicable foreign law with respect to Foreign Subsidiaries;

B.           Pledgor has full power and authority to create a first lien, subject to applicable foreign law with respect to Foreign Subsidiaries, on the Pledged Collateral in favor of Bank and no disability or contractual obligation exists which would prohibit Pledgor from pledging the Pledged Collateral pursuant to this Agreement, and Pledgor will not assign, create or permit to exist any other claim to, lien or encumbrance upon, or security interest in any of the Pledged Collateral;

C.           There are no subscriptions, warrants or other options exercisable with respect to the Shares;

D.           The Shares have been duly authorized and validly issued, and are fully paid and non-assessable; and

E.           The Pledged Collateral is not the subject of any present or threatened suit, action, arbitration, administrative or other proceeding, and Pledgor knows of no reasonable grounds for the institution of any such proceedings.

All the above representations and warranties shall survive the making of this Agreement.

3.           Voting Prior to Demand.  Unless an Event of Default (as defined below) shall have occurred and be continuing, Pledgor shall be entitled to exercise any voting rights with respect to the Pledged Collateral and to give consents, waivers and ratifications in respect thereof, provided that no vote shall be cast or consent, waiver or ratification given or action taken which would be inconsistent with any of the terms of this Agreement or which would constitute or create any violation of any of such terms.  All such rights of Pledgor to vote and give consents, waiver and ratifications shall upon notice to Pledgor cease in case such an Event of Default hereunder shall occur and be continuing.

4.           Events of Default.  Each of the following shall constitute an event of default (“Event of Default”) hereunder:

A.           The occurrence of an Event of Default under the Loan Agreement; or

B.           The breach of any provision of this Agreement by Pledgor or the failure by Pledgor to observe or perform any of the provisions of this Agreement (in any case, after giving effect to any applicable cure or grace period).

5.           Bank’s Remedies Upon Default.

A.           Upon the occurrence and during the continuance of an Event of Default, Bank shall have the right, subject to applicable foreign law with respect to Foreign Subsidiaries,  to exercise all such rights as a secured party under the Uniform Commercial Code of the State of Illinois as it, in its sole judgment, shall deem necessary or appropriate, including the right to sell all or any part of the Pledged Collateral at one or more public or private sales upon ten (10) days’ written notice to Pledgor, and any such sale or sales may be made for cash, upon credit, or for future delivery, and in connection therewith, Bank may grant options, provided that any such terms or options shall, in the best judgment of Bank, be extended only in order to obtain the best possible price.

B.           Pledgor recognizes that Bank may be unable to effect a public sale of all or a part of the Pledged Collateral by reason of certain prohibitions contained in the Securities Act of 1933, as amended (the “Act”), so that Bank may be compelled to resort to one or more private sales to a restricted group of purchasers who will be obliged to agree, among other things, to acquire the Pledged Collateral for their own account, for investment and without a view to the distribution or resale thereof.  Pledgor understands that private sales so made may be at prices and on other terms less favorable to the seller than if the Pledged Collateral were sold at public sales, and agrees that Bank has no obligation to delay the sale of any of the Pledged Collateral for the period of time necessary (even if Bank would agree), to register such securities for sale under the Act.  Pledgor agrees that private sales made under the foregoing circumstances shall be deemed to have been made in a commercially reasonable manner.

C.           After the sale of any of the Pledged Collateral, Bank may deduct all reasonable legal and other expenses and attorney’s fees for preserving, collecting, selling and delivering the Pledged Collateral and for enforcing its rights with respect to the Obligations, and shall apply the residue of the proceeds to the Obligations in such manner as Bank in its reasonable discretion shall determine, and shall pay the balance, if any to Pledgor.

6.           Pledgor Waivers.  Pledgor waives any right to require Bank to (a) proceed against the Pledged Subsidiaries, any guarantor or any other person; (b) proceed against or exhaust any security held from the Pledged Subsidiaries; (c) marshal any assets of the Pledged Subsidiaries; or (d) pursue any other remedy in Bank’s power whatsoever.  Bank may, at its election, exercise or decline or fail to exercise any right or remedy it may have against the Pledged Subsidiaries or any security held by Bank, including without limitation the right to foreclose upon any such security by judicial or nonjudicial sale, without affecting or impairing in any way the liability of Pledgor hereunder.  Pledgor waives any defense arising by reason of any disability or other defense of the Pledged Subsidiaries or by reason of the cessation from any cause whatsoever of the liability of the Pledged Subsidiaries.  Until the indefeasible payment in full of the Obligations, Pledgor waives (i) any setoff, defense or counterclaim that Pledgor or any of the Pledged Subsidiaries may have against Bank; (ii) waives any right of subrogation or reimbursement, contribution or other rights against the Pledged Subsidiaries; (iii) any right to enforce any remedy that Bank now has or may hereafter have against any of the Pledged Subsidiaries; (iv) any defense arising out of the absence, impairment or loss of any right of reimbursement or subrogation or any other rights against any of the Pledged Subsidiaries; (v) all rights to participate in any security now or hereafter held by Bank; and (vi) all presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor, notices of acceptance of this Agreement, notices of any default, notices of payment and nonpayment, or any nonpayment at maturity, notices of release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees at any time held by Bank on which Pledgor may in any way be liable, and notices of the existence, creation, or incurring of new or additional indebtedness, in each case other than as specifically provided for in the Loan Documents.  Pledgor assumes the responsibility for being and keeping itself informed of the financial condition of the Pledged Subsidiaries and of all other circumstances bearing upon the risk of nonpayment of any indebtedness or nonperformance of any obligation of Pledgor, warrants to Bank that it will keep so informed, and agrees that absent a request for particular information by Pledgor, Bank shall have no duty to advise Pledgor of information known to Bank regarding such condition or any such circumstances.

7.           Insolvency.  If Pledgor becomes insolvent or is adjudicated bankrupt or file a petition for reorganization, arrangement, composition or similar relief under any present or future provision of the United States Bankruptcy Code, or if such a petition is filed against Pledgor, and in any such proceeding some or all of any indebtedness or obligations under the Loan Documents are terminated or rejected or any obligation of Pledgor is modified or abrogated, or if Pledgor’s obligations are otherwise avoided for insolvency, bankruptcy or any similar reason, Pledgor agrees that Pledgor’s liability hereunder shall not thereby be affected or modified and such liability shall continue in full force and effect as if no such action or proceeding had occurred.  This Agreement shall continue to be effective or be reinstated, as the case may be, if any payment must be returned by Bank upon the insolvency, bankruptcy or reorganization of Pledgor, any other person, or otherwise, as though such payment had not been made.

8.           Intentionally deleted.

9.           Notices.  Unless otherwise provided in this Agreement, all notices or demands by any party relating to this Agreement or any other agreement entered into in connection herewith shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by certified mail, postage prepaid, return receipt requested, or by prepaid telefacsimile to Pledgor or to Bank, as the case may be, at its addresses set forth below.  Such notice shall be deemed effective three (3) days after deposit if sent by first class mail, upon actual receipt if personally delivered or sent by certified mail, or upon confirmed transmission if sent via telefacsimile.

If to Pledgor:                        Wireless Ronin Technologies, Inc.

          5920 Baker Road, suite 475

          Minneapolis, Minnesota 55345

          Attn: Mr. Darin McAreavey

          Fax:  (952) 974-7887

          Email: dmcareavey@wirelessronin.com

If to Bank:                             Silicon Valley Bank

          380 Interlocken Crescent, Suite 600

          Broomfield, Colorado 80021

          Attn: Mr. Adam Glick

         Fax:  (617) 880-3456

         Email: aglick@svb.com

with a copy to:	Riemer & Braunstein LLP

Three Center Plaza

Boston, Massachusetts 02108

Attn: Charles W. Stavros, Esquire

Fax: (617) 880-3456

Email: cstavros@riemerlaw.com

The parties hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other.

10.           CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER

The laws of the State of Illinois shall apply to this Agreement.  PLEDGOR ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE OF ILLINOIS IN ANY ACTION, SUIT, OR PROCEEDING OF ANY KIND, AGAINST IT WHICH ARISES OUT OF OR BY REASON OF THIS AGREEMENT.  NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH HEREINABOVE, BANK SHALL SPECIFICALLY HAVE THE RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST PLEDGOR OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION WHICH BANK DEEMS NECESSARY OR APPROPRIATE IN ORDER TO REALIZE ON THE COLLATERAL OR TO OTHERWISE ENFORCE BANK’S RIGHTS AGAINST PLEDGOR OR ITS PROPERTY.

PLEDGOR AND BANK EACH HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS.  EACH PARTY RECOGNIZES AND AGREES THAT THE FOREGOING WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR IT TO ENTER INTO THIS AGREEMENT.  EACH PARTY REPRESENTS AND WARRANTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

11.           Amendment of Loan Documents.  Pledgor authorizes Bank, without notice or demand and without affecting its liability hereunder, from time to time to apply such security and direct the order or manner of sale thereof as set forth in the Loan Agreement.  This Agreement may not be amended or modified except by a written instrument signed by Bank and Pledgor.

12.           This Agreement and the agreements and instruments executed in connection therewith constitute the entire agreement between Bank and Pledgor with respect to the subject matter hereof and supersede all prior agreements, understandings, offers and negotiations, oral or written.

13.           This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same document.

14.           Upon payment in full of the Obligations and at such time as Bank’s obligation to make Credit Extension has terminated, Bank shall release its lien and security interests in Pledged Collateral and all rights therein shall revert to Pledgor.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as a sealed instrument under the laws of the State of Illinois, as of the date first written above.

PLEDGOR:

WIRELESS RONIN TECHNOLOGIES, INC.

By: /s/ Darin McAreavey

Name: Darin McAreavey

Title: CFO

BANK:

        SILICON VALLEY BANK

By: /s/ Adam Glick

Name: Adam Glick

Title: Relationship Manager

Exhibit A

Pledged Shares

Pledgor	Issuer	Interest in Issuer	% of Ownership	% of Ownership Pledged*
WIRELESS RONIN TECHNOLOGIES, INC.	WIRELESS RONIN TECHNOLOGIES (CANADA), INC.	Shares	100%	100%

* If and/or when certificated, such stock and/or membership interest certificates shall be delivered to Bank, together with a stock/membership power executed in blank.